UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005
THERMA-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26911 (Commission File Number)	94-3000561 (IRS Employer Identification No.)
1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices, including Zip Code)
(510) 668-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 Costs Associated with Exit or Disposal Activities
On December 13, 2005, the Company announced the reduction in force of twenty-one full-time regular and temporary employees. The charge in connection with this action is expected to be approximately $0.5 million, related to severance and related costs. This charge is expected to be recorded during the Company’s fiscal third quarter of 2006 ending January 2, 2006, and is expected to result in cash payments of approximately $0.5 million, the majority of which will be incurred during the fiscal third quarter of 2006.
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)     On December 9, 2005, the board of directors (the “Board”) of Therma-Wave, Inc. (the “Company”) set the authorized number of directors of the Board at ten (10) members and appointed Greg Graves and John Willinge to the Board effective as of December 9, 2005. At this time, Messrs. Graves and Willinge have not been appointed to any of the committees of the Board. In connection with the appointment of Messrs. Graves and Willinge, the Company issued a press release on December 15, 2005, a copy of which is filed with this report as Exhibit 99.1.
     Mr. Willinge has been appointed to the Board as a designee of North Run Master Fund, LP and Mr. Graves has been appointed to the Board as a designee of Deephaven Relative Value Equity Trading Ltd. and Deephaven Long Short Equity Trading Ltd. (together, with North Run Master Fund, LP, the “Purchasers”), pursuant to a Registration Rights Agreement dated November 22, 2005. The Purchasers were investors in a private placement financing in which the Company sold and issued a total of 10,400 units (the “Units”), at a price of $1,000 per Unit for aggregate gross proceeds of $10,400,000.
Forward-Looking Statements
This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the accounting charge, loss and the cash expenditures to be incurred in connection with the reduction in force. Factors that could cause actual results to differ materially from the forward-looking statements include our ability to estimate these accounting charges, losses and related cash expenditures, unforeseen changes in accounting rules, and general political and economic conditions and events, both domestically and internationally. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the section titled “Factors Affecting Future Results” contained in our Annual Report on Form 10-K for the fiscal year ended April 3, 2005, all quarterly reports on Form 10-Q for the following fiscal quarters, all subsequent current reports on Form 8-K and all of our prior press releases. All forward-looking statements in this current report on Form 8-K are based on information available to us as of the date hereof, and we assume no duty to update these forward-looking statements.
ITEM 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
99.1	Press Release of Therma-Wave, Inc. dated December 15, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMA-WAVE, INC.
/s/ Joseph J. Passarello
Date: December 15, 2005	Name:	Joseph J. Passarello
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release of Therma-Wave, Inc. dated December 15, 2005